CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections

§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
	(c)	N.A.
§ 311	(a)	7.03
	(b)	7.03
	(c)	N.A.
§ 312	(a)	2.04
	(b)	N.A.
	(c)	N.A.
§ 313	(a)	7.06
	(b)	8.03
	(c)	7.06; 12.02
	(d)	7.06; 12.02
§ 314	(a)	4.17; 12.02
	(a)(2)	4.17; 12.02
	(a)(3)	4.17; 12.02
	(a)(4)	4.16; 12.02
	(b)	8.02
	(c)(1)	12.03
	(c)(2)	12.03
	(c)(3)	4.16
	(d)	8.03; 8.04; 8.05
	(e)	12.04
	(f)	N.A.
§ 315	(a)(1)	7.01
	(a)(2)	7.02
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.02
	(e)	6.11
§ 316	(a)(1)(A) and last sentence of (a)	6.05
	(a)(1)(B)	6.04
	(b)	6.07
	(c)	11.03
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
§ 318	(a)	12.13
	(b)	N.A.
	(c)	N.A.

N.A. means Not Applicable

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.